EXHIBIT 10.1

INCENTIVE STOCK OPTION TO PURCHASE SHARES OF COMMON

STOCK UNDER THE HARVARD BIOSCIENCE, INC.

2000 STOCK OPTION AND INCENTIVE PLAN

Shares
(Option Issuance Date)

Pursuant to the Harvard Bioscience, Inc. 2000 Stock Option and Incentive Plan (the “Plan”), Harvard Bioscience, Inc., a Delaware corporation (including its successors, the “Company”), hereby grants to                            (the “Optionee”) an option to purchase (the “Option”) prior to the tenth (10th) anniversary of the date hereof (the “Expiration Date”), at an exercise price per share of $         all or any of             shares of Common Stock, $.01 par value, of the Company (the “Shares”), subject to the terms and conditions set forth herein and in the Plan (the “Agreement”).  This Option is intended to be an Incentive Stock Option granted under the Plan.

1.             Vesting Schedule.  No portion of this Option may be exercised until such portion shall have vested.  Except as set forth below and subject to the terms and conditions set forth below, this Option shall be vested and exercisable with respect to the following number of Shares on the dates indicated:

Cumulative Number of Shares Exercisable	Vesting Date

(25%)

(50%)

(75%)

(100%)

Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.             Manner of Exercise.             The Optionee may exercise the Option only in the following manner: From time to time prior to the Expiration Date, the Optionee may give written notice to the Company of any election to purchase some or all of the vested Shares purchasable at the time of such notice.  Said notice shall specify the number of vested Shares to be purchased and shall be accompanied by payment therefor in cash, certified check, bank check or wire transfer, in U.S. funds, payable to the order of the Company in an amount equal to the purchase price of such Shares, or with the consent of the Board of Directors of the Company or a designated committee thereof (collectively, the “Board”) (i) by delivery to the Company of shares of its Common Stock (including shares of Common Stock to be acquired upon exercise of this Option in a “net exercise” of this Option) having a fair market value equal to the purchase price of such Shares, (ii) by delivery to the Company of a promissory note, in form and substance acceptable to the Board, in principal amount equal to the purchase price of such Shares, or (iii) any combination of the above.

The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with the applicable laws and regulations.

Certificates for the shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance, to the satisfaction of the Administrator, with all requirements under the applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

The minimum number of shares with respect to which this Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Option is being exercised is the total number of shares subject to exercise under this Option at the time.

3.             Termination of Employment or Death of Optionee.  The Option, as to any Shares not theretofore purchased, shall terminate on the earlier of the Expiration Date or 30 days after the Optionee is no longer employed by the Company or a Subsidiary (as defined in the Plan); provided, however, that if such termination of employment results from (i) the Optionee’s death or disability, the Option may be exercised as to vested Shares as of the date of such termination of employment within three (3) months thereafter (but in no event later than the Expiration Date) by the Optionee’s executors, administrators, personal representatives, or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the Option at the time of such termination of Optionee’s employment or (ii) the Optionee’s termination for Cause (as defined below), the Option (as to all vested and unvested Shares) shall immediately terminate and be of no further force or effect.  The Option does not confer upon the Optionee any right with respect to continuation of employment by the Company, nor shall it interfere with any right of the Company to terminate such employment at any time or any employee’s “employee-at-will” status.

“Cause” as such term relates to the termination of any person means the occurrence of one or more of the following:  (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person’s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, which has not been corrected by such person within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board, which has not been corrected by such person within 30 days after written notice from the Company of such failure, or (v) material breach by such person of his noncompetition agreement with the Company, if any.

4.             Shares.  The Shares that are the subject of the Option are shares of the Common Stock, $.01 par value, of the Company as constituted on the date of the Option, subject to adjustment as provided in Section 3 of the Plan.

5.             Effect of Certain Transactions.  If (i) the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, (ii) one or more corporations are merged into the Company which continues as the surviving corporation and the stockholders of the Company immediately prior to the transaction own less than a majority of its outstanding Common Stock immediately after the transaction, or shares of Common Stock of the Company are converted into cash, securities or property other than shares of Common Stock of the Company, or (iii) the Company is liquidated, dissolved, or sells or otherwise disposes of all or substantially all of its assets to another entity while any portion of the Option remains unexercised and unexpired, then in any of such transactions the Board may, in its sole discretion, take one or more of the following actions:

(a)           The Compensation Committee of the Board (the “Committee”) may cancel the Option as of the effective date of any such transaction, provided that notice of such cancellation shall be given to the Optionee at least 15 days prior to the effective date of such transaction, and the Optionee shall have the right to exercise so much of the Option as is exercisable during said 15-day period, including Options which become exercisable due to acceleration of vesting, if any, by the Board;

(b)           The Committee may (i) cancel the Option as to unvested Shares as of the effective date of the transaction and (ii) provide for the repurchase of unexercised Options as to vested Shares as of the effective date of such transaction by the Company on the effective date of such transaction for the same cash, securities or other property received with respect to each outstanding Share in the transaction by the stockholders of the Company, less the exercise price of the Option;

(c)           The Committee may provide for the voluntary exchange of the Option on the effective date of such transaction for an option or other rights granted by a successor corporation on terms reasonably acceptable to the Optionee; or

The Committee may provide that after the effective date of such transaction, the Optionee shall be entitled upon exercise of the Option as to any vested Shares to receive in lieu of each Share purchasable under the Option the same cash, securities or other property received with respect each outstanding Share in the transaction by the stockholders of the Company.

Notwithstanding the foregoing provisions of this Agreement, the vesting of this Option shall accelerate and this Option shall be fully vested and exercisable with respect to all               Shares upon (x) the sale, lease or other disposition of all or substantially all of the Company’s assets or (y) the merger, consolidation or reorganization of the Company with another entity where the beneficial owners of the Company’s outstanding capital stock immediately prior to such transaction hold less than fifty-one percent (51%) of the voting power of the outstanding capital stock of the surviving or combined entity immediately after such transaction and the termination of the Optionee if (i) such termination occurs within 24 months of (x) or (y) above and (ii) such termination is either by the Company, its subsidiaries or a successor entity without Cause or by the Optionee for Good Reason (as defined below).

For purposes of this Section 5, “Good Reason” shall mean that Optionee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events:  (A) a substantial diminution or other substantive adverse change, not consented to by Optionee, in the nature or scope of Optionee’s responsibilities, authorities, powers, functions or duties; (B) an involuntary reduction in Optionee’s annual base salary except for across-the-board reductions similarly affecting all or substantially all management employees; (C) a breach by the Company of any of its other material obligations under this Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Optionee; or (D) the involuntary relocation of the Company’s offices at which Optionee is principally employed or the involuntary relocation of the offices of Optionee’s primary workgroup to a location more than 30 miles from such offices, or the requirement by the Company that Optionee be based anywhere other than the Company’s offices at such location on an extended basis, except for required travel on the Company’s business to an extent substantially consistent with Optionee’s business travel obligations.  “Good Reason Process” shall mean that (i) Optionee reasonably determines in good faith that a “Good Reason” event has occurred; (ii) Optionee notifies the Company in writing of the occurrence of the Good Reason event; (iii) Optionee cooperates in good faith with the Company’s efforts, for a period not less than ninety (90) days following such notice, to modify Optionee’s employment situation in a manner acceptable to Optionee and Company; and (iv) notwithstanding such efforts, one or more of the Good Reason events continues to exist and has not been modified in a manner acceptable to Optionee.  If the Company cures the Good Reason event in a manner acceptable to Optionee during the ninety (90) day period, Good Reason shall be deemed not to have occurred.

6.             Status of the Option.  This Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Option qualifies as such.  The Optionee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

7.             Transferability.   This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionees’s lifetime, only by the Optioneee, and thereafter, only by the Optionee’s legal representative or legatee.

8.             Miscellaneous.  Notices hereunder shall be mailed or delivered to the Company as principal place of business, 84 October Hill Road, Holliston, MA 01746 and shall be mailed or delivered to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

Harvard Bioscience, Inc.

By:
Name:	Bryce Chicoyne
Title:	Chief Financial Officer

The foregoing Option is hereby acceptable and its terms and conditions are hereby agreed to.

Dated:
Address

Social Security Number